UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 17, 2006
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

       The registrant’s press release dated October 17, 2006 regarding its financial results for the periods ended September 30, 2006, including unaudited consolidated financial statements for the periods ended September 30, 2006, is Attachment I of this Form 8-K. Attachment II are the charts for IBM’s Chief Financial Officer Mark Loughridge’s third quarter earnings presentation on October 17, 2006, as well as certain reconciliation and other information (“Non-GAAP Supplementary Materials”) for information in Attachment I (press release), Attachment II (charts) and in Mr. Loughridge’s presentation.

       All of the information in Attachments I and II is hereby filed except for the information set forth below, which is furnished but not filed.

Attachment I (Press Release):

The following statements on Page 1:

       “or 9 percent, excluding the 2005 non-recurring item”;

       “Income from continuing operations for the third quarter grew 9 percent compared with the third-quarter 2005 income from continued operations of $2.0 billion, excluding the one-time charge.”

The following statement on Page 3:

“Excluding the divested PC business, revenues increased 2 percent (3 percent, adjusting for currency) compared with the nine-month period of 2005.”

Attachment II (Charts):

In the chart on Page 3 (Financial Summary), the data in the column entitled “B/(W) Yr/Yr w/o 2005 Non-recur*” for the row identifed as “Tax Rate%”.

In the chart on Page S-3 (CURRENCY: YEAR-TO-YEAR COMPARISON), all the data in the row identified as “IBM excluding PC”.

In the chart on Page S-11 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION TO NET CASH FROM OPERATIONS), all the data in the row identified as “Net Cash from Operations (Cont. Ops.), excluding GF Receivables and excluding Pension Funding”.

In the chart on Page S-12 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION OF ESTIMATED RETIREMENT-RELATED EXPENSE), all the data in the row identified as “Retirement-related expense, excluding non-recurring charges”.

In the chart on Page S-13 (NON-GAAP SUPPLEMENTARY MATERIALS — RECONCILIATION OF REVENUE GROWTH IN CERTAIN COUNTRIES), all the data in the row entitled “Japan Marketing Unit”.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 17, 2006
By:

/s/ Timothy S. Shaughnessy

Timothy S. Shaughnessy
Vice President and Controller

ATTACHMENT I

IBM REPORTS 2006 THIRD-QUARTER RESULTS

•                                          Diluted earnings of $1.45 per share from continuing operations, up 54 percent as reported, or 15 percent compared with $1.26 per diluted share from the third-quarter 2005, excluding a non-recurring item;

•                                          Income from continuing operations of $2.2 billion, up 47 percent, or 9 percent, excluding the 2005 non-recurring item;

•              Total revenues of $22.6 billion, up 5 percent as reported.

     ARMONK, N.Y., October 17, 2006 . . . IBM today announced third-quarter 2006 diluted earnings of $1.45 per share from continuing operations, an increase of 54 percent as reported, compared with diluted earnings of $.94 per share in the third quarter of 2005; the third-quarter 2005 diluted earnings include $.32 per share for a one-time charge of $525 million for taxes in connection with the 2005 repatriation of foreign earnings. Diluted earnings per share for the third-quarter 2006 grew 15 percent compared with the year-ago quarter of $1.26 per diluted share, without the one-time per share charge.

     Third-quarter income from continuing operations was $2.2 billion compared with $1.5 billion in the third quarter of 2005, including the one- time charge, an increase of 47 percent.  Income from continuing operations for the third quarter grew 9 percent compared with the third-quarter 2005 income from continued operations of $2.0 billion, excluding the one-time charge.  Total revenues for the third quarter of 2006 of $22.6 billion increased 5 percent (4 percent, adjusting for currency) from the third quarter of 2005.

     Samuel J. Palmisano, IBM chairman, president and chief executive officer, said: "Our strong performance is the result of excellent execution and the repositioning of IBM's business model to capture the growth and profit areas of a rapidly changing IT industry."

     From a geographic perspective, the Americas third-quarter revenues were $9.8 billion, an increase of 3 percent as reported (2 percent, adjusting for currency) from the 2005 period.  Revenues from Europe/Middle East/Africa were $7.3 billion, up 6 percent (2 percent, adjusting for currency).  Asia-Pacific revenues increased 4 percent (6 percent, adjusting for currency) to $4.5 billion.  OEM revenues were $1.0 billion, up 24 percent compared with the 2005 third quarter.

     Revenues from Software were $4.4 billion, an increase of 9 percent (7 percent, adjusting for currency) compared with the third quarter of 2005. Revenues from IBM's middleware brands, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.4 billion, up 12 percent versus the third quarter of 2005.  Operating systems revenues decreased 6 percent to $552 million compared with the prior-year quarter. Revenues from other software and services increased, which includes the Product Lifecycle Management portfolio of products.

     For the WebSphere family of software products, which facilitate customers' ability to manage a wide variety of business processes using open standards to interconnect applications, data and operating systems, revenues increased 30 percent.  Revenues for Information Management software, which enables clients to leverage information on demand, increased 12 percent.  Revenues from Tivoli software, infrastructure software that enables customers to centrally manage networks including security and storage capability, increased 44 percent, and revenues for Lotus software, which allows collaborating and messaging by customers in real-time communication and knowledge management, increased 8 percent year over year.  Revenues from Rational software, integrated tools to improve the processes of software development, increased 2 percent compared with the year-ago quarter.

     Revenues from Global Services increased 3 percent (2 percent, adjusting for currency) to $12.0 billion in the third quarter of 2006.  IBM signed services contracts totaling $10.5 billion and ended the quarter with an estimated services backlog, including Strategic Outsourcing, Business Transformation Outsourcing, Global Business Services, Integrated Technology Services and Maintenance, of $109 billion.

     Hardware revenues increased 9 percent (8 percent, adjusting for currency) to $5.6 billion in the third-quarter 2006 compared to $5.1 billion in the year-ago period.  Systems and Technology Group (S&TG) revenues totaled $5.5 billion for the quarter, up 10 percent.  S&TG revenues from System z server products increased 25 percent compared with the year-ago period.  Total delivery of System z computing power, which is measured in MIPS (millions of instructions per second), increased 16 percent.  Revenues from the System p UNIX server products increased 10 percent compared with the 2005 period.  Revenues from the System x servers increased 4 percent, and revenues from the System i servers decreased 22 percent.  Revenues from Microelectronics increased 29 percent and revenues from System Storage increased 12 percent.

     Global Financing revenues decreased 2 percent (3 percent, adjusting for currency) in the third quarter to $591 million.

     The company's total gross profit margin was 42.0 percent in the 2006 third quarter compared with 40.6 percent in the 2005 period.

     Total expense and other income increased 8 percent to $6.3 billion compared with the prior-year period.  SG&A expense increased 11 percent to $5.1 billion.  RD&E expense increased 7 percent compared with the year-ago period.  Intellectual property and custom development income increased to $242 million compared with $213 million a year ago.  Other (income) and expense was income of $174 million in the third quarter of 2006 versus income of $99 million in the third quarter of 2005.

     IBM's effective tax rate in the third-quarter 2006 was 30.0 percent, compared with 48.0 percent in the third quarter of 2005.  The tax rate decrease was substantially driven by the incremental tax charge of $525 million in the third quarter of 2005 related to the company's repatriation of foreign earnings.

     Share repurchases totaled approximately $1.6 billion in the third quarter.  The weighted-average number of diluted common shares outstanding in the third-quarter 2006 was 1.53 billion compared with 1.62 billion shares in the same period of 2005.  As of September 30, 2006, there were 1.51 billion basic common shares outstanding.

     IBM ended the third quarter of 2006 with $10.9 billion of cash on hand.  The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

     Debt, including Global Financing, totaled $22.0 billion, compared with $22.6 billion at year-end 2005.  From a management segment view, the non- global financing debt-to-capitalization ratio was 2.3 percent at the end of September 30, 2006, and Global Financing debt increased $771 million from year-end 2005 to a total of $21.3 billion, resulting in a debt-to-equity ratio of 6.9 to 1.

Year-To-Date 2006 Results

     Income from continuing operations for the nine months ended September 30, 2006 was $6.0 billion, compared with $4.8 billion in the year-ago period, which includes a charge of $525 million for taxes in connection with the 2005 repatriation of foreign earnings, and non-recurring pretax items for incremental restructuring charges of $1.7 billion, offset by the $1.1 billion gain on the sale of the Personal Computing (PC) business, and the $775 million legal settlement received from Microsoft.  Diluted earnings per share from continuing operations were $3.81 compared with $2.92 per diluted share for the 2005 period.  Revenues from continuing operations for the nine-month period totaled $65.2 billion, a decrease of 2 percent as reported and adjusting for currency compared with $66.7 billion for the nine months of 2005, which includes PC revenues of $2.9 billion for the first four months of 2005 only.  Excluding the divested PC business, revenues increased 2 percent (3 percent, adjusting for currency) compared with the nine-month period of 2005.

     For total operations, net income for the nine months of 2006 was $6.0 billion, or $3.81 per diluted share, compared with the nine months of 2005 net income of $4.7 billion, or $2.90 per diluted share, which included a loss from discontinued operations of $27 million.

Forward-Looking and Cautionary Statements

     Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the company's failure to continue to develop and market new and innovative products and services and to keep pace with technological change; competitive pressures; failure to obtain or protect intellectual property rights; quarterly fluctuations in revenues and volatility of stock prices; the company's ability to attract and retain key personnel; adverse affects from tax matters; currency fluctuations and customer financing risks; customer credit risk on trade receivables; the company's failure to maintain the adequacy of its internal controls; the company's use of certain estimates and assumptions; dependence on certain suppliers; changes in the financial or business condition of the company's distributors or resellers; the company's ability to successfully manage acquisitions and alliances; failure to have sufficient insurance; legal, political, health and economic conditions; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company's Form 10-Q, Form 10-K and in the company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

     In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors: IBM results:

•              without non-recurring items,

•              without divested PC business,

•              adjusting for currency (i.e., at constant currency).

     The rationale for management's use of non-GAAP measures is included as part of the supplementary materials presented within the third-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II ("Non-GAAP Supplementary Materials") to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

      IBM's regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  Investors may participate by viewing the Webcast at www.ibm.com/investor/3q06.  Presentation charts will be available on the Web site prior to the Webcast.

Financial Results Attached (amounts may not total due to rounding)

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
			Percent			Percent
	2006	2005*	Change	2006	2005*	Change
REVENUE
Global Services	$12,017	$11,697	2.7%	$35,478	$35,407	0.2%
Gross margin	27.8%	26.1%		27.4%	25.5%
Hardware	5,583	5,130	8.9%	15,306	17,445	-12.3%
Gross margin	37.7%	37.1%		35.1%	32.3%
Software	4,406	4,059	8.5%	12,554	11,930	5.2%
Gross margin	85.3%	84.9%		84.6%	84.4%
Global Financing	591	600	-1.5%	1,755	1,802	-2.6%
Gross margin	48.6%	54.5%		50.9%	53.7%
Other	20	43	-54.5%	74	123	-39.9%
Gross margin	8.1%	29.2%		-9.1%	51.5%
TOTAL REVENUE	22,617	21,529	5.1%	65,166	66,707	-2.3%
GROSS PROFIT	9,492	8,738	8.6%	26,594	25,767	3.2%
Gross margin	42.0%	40.6%		40.8%	38.6%
EXPENSE AND OTHER INCOME
S,G&A	5,121	4,632	10.5%	14,639	16,062	-8.9%
% of revenue	22.6%	21.5%		22.5%	24.1%
R,D&E	1,543	1,447	6.6%	4,520	4,383	3.1%
% of revenue	6.8%	6.7%		6.9%	6.6%
Intellectual property and custom development income	(242)	(213)	13.2%	(659)	(720)	-8.4%
Other (income)
and expense	(174)	(99)	75.9%	(616)	(1,788)	-65.6%
Interest expense	70	56	24.0%	207	172	20.6%

TOTAL EXPENSE AND
OTHER INCOME	6,317	5,823	8.5%	18,091	18,109	-0.1%
% of revenue	27.9%	27.0%		27.8%	27.1%

INCOME FROM CONTINUING
OPERATIONS BEFORE
INCOME TAXES	3,174	2,915	8.9%	8,503	7,658	11.0%
Pre-tax margin	14.0%	13.5%		13.0%	11.5%
Provision for income taxes	952	1,399	-32.0%	2,551	2,884	-11.6%
Effective tax rate	30.0%	48.0%		30.0%	37.7%

INCOME FROM CONTINUING OPERATIONS	$2,222	$1,516	46.6%	$5,952	$4,774	24.7%
Net margin	9.8%	7.0%		9.1%	7.2%
DISCONTINUED OPERATIONS
Loss from discontinued operations	(0)	0		(0)	27
NET INCOME	$2,222	$1,516	46.5%	$5,952	$4,747	25.4%
EARNINGS/(LOSS) PER SHARE OF COMMON STOCK:
ASSUMING DILUTION CONTINUING OPERATIONS	$1.45	$0.94	54.3%	$3.81	$2.92	30.5%
DISCONTINUED OPERATIONS	(0.00)	0.00		(0.00)	(0.02)
TOTAL	$1.45	$0.94	54.3%	$3.81	$2.90	31.4%
BASIC CONTINUING OPERATIONS	$1.47	$0.95	54.7%	$3.87	$2.97	30.3%
DISCONTINUED OPERATIONS	(0.00)	0.00		(0.00)	(0.02)
TOTAL	$1.47	$0.95	54.7%	$3.87	$2.95	31.2%
WEIGHTED-AVERAGE NUMBER
OF COMMON SHARES
OUTSTANDING (M's)
ASSUMING DILUTION	1,534.3	1,617.2		1,560.5	1,635.2
BASIC	1,513.2	1,591.3		1,538.6	1,607.9

*  The company filed a Form 8-K with the U.S. SEC on June 13, 2006 to reclassify its historical financial statements and related footnotes to reflect changes to its management system in the first quarter of 2006.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
(Dollars in millions)	September 30,	December 31,	Percent
	2006	2005	Change

ASSETS

Cash, cash equivalents, and marketable securities	$10,900	$13,686	-20.4%

Receivables - net, inventories, prepaid expenses	29,768	31,975	-6.9%

Plant, rental machines, and other property - net	14,059	13,756	2.2%

Investments and other assets	49,428	46,331	6.7%

TOTAL ASSETS	$104,155	$105,748	-1.5%

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt	$8,555	$7,216	18.6%
Long-term debt	13,436	15,425	-12.9%

Total debt	21,991	22,641	-2.9%

Accounts payable, taxes, and accruals	26,374	27,936	-5.6%

Other liabilities	21,542	22,073	-2.4%

TOTAL LIABILITIES	69,907	72,650	-3.8%

STOCKHOLDERS' EQUITY	34,248	33,098	3.5%

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$104,155	$105,748	-1.5%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD QUARTER 2006
				Pre-tax
				Income
				(Loss)
				From
		Revenue		Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$8,058	$428	$8,486	$814	9.6%
% change	3.5%	-18.8%	2.1%	-6.4%

Global Business Services	3,959	337	4,295	405	9.4%
% change	1.2%	0.6%	1.2%	40.8%

Systems and Technology
Group	5,466	255	5,721	413	7.2%
% change	9.6%	-5.0%	8.8%	13.1%

Software	4,406	559	4,965	1,302	26.2%
% change	8.5%	15.1%	9.2%	15.2%

Global Financing	587	337	924	335	36.2%
% change	-2.1%	16.7%	4.0%	-7.9%

Personal Computing
Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	22,476	1,916	24,391	3,268	13.4%
% change	5.3%	0.6%	4.9%	8.4%

Eliminations / Other	141	(1,916)	(1,774)	(94)

TOTAL IBM CONSOLIDATED	$22,617	$0	$22,617	$3,174	14.0%
% change	5.1%		5.1%	8.9%

	THIRD QUARTER 2005*
				Pre-tax
				Income
				(Loss)
				From
		Revenue		Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS

Global Technology Services	$7,787	$526	$8,313	$871	10.5%

Global Business Services	3,910	335	4,245	288	6.8%

Systems and Technology
Group	4,988	268	5,256	365	6.9%

Software	4,059	486	4,545	1,130	24.9%

Global Financing	599	289	888	363	40.9%

Personal Computing
Division	0	0	0	0	0.0%

TOTAL REPORTABLE SEGMENTS	21,343	1,904	23,247	3,017	13.0%

Eliminations / Other	186	(1,904)	(1,719)	(101)

TOTAL IBM CONSOLIDATED	$21,529	$0	$21,529	$2,915	13.5%

* The company filed a Form 8-K with the U.S. SEC on June 13, 2006 to reclassify its financial statements and related footnotes to reflect changes to its management system effective as of the first quarter of 2006, including the separation of the Global Services segment into two new reportable segments: Global Technology Services and Global Business Services, as well as the reclassification of Enterprise Investments to other reportable segments.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE MONTHS 2006
				Pre-tax
				Income
				(Loss)
				From
		Revenue		Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS
Global Technology Services	$23,732	$1,328	$25,061	$2,445	9.8%
% change	1.1%	-18.8%	-0.2%	61.5%
Global Business Services	11,746	1,023	12,769	1,168	9.1%
% change	-1.5%	-0.8%	-1.5%	207.5%
Systems and Technology Group	14,900	807	15,706	582	3.7%
% change	5.4%	5.7%	5.4%	-13.7%
Software	12,554	1,616	14,170	3,478	24.5%
% change	5.2%	13.6%	6.1%	22.3%
Global Financing	1,744	1,039	2,784	1,068	38.4%
% change	-3.0%	2.6%	-1.0%	-2.3%
Personal Computing Division	0	0	0	0	nm
% change	nm	nm	nm	nm
TOTAL REPORTABLE SEGMENTS	64,676	5,814	70,490	8,741	12.4%
% change	-2.2%	-1.5%	-2.2%	37.9%
Eliminations / Other	491	(5,814)	(5,323)	(239)
TOTAL IBM CONSOLIDATED	$65,166	$0	$65,166	$8,503	13.0%
% change	-2.3%		-2.3%	11.0%

	NINE MONTHS 2005*
				Pre-tax
				Income
				(Loss)
				From
		Revenue		Continuing	Pre-tax
(Dollars in millions)	External	Internal	Total	Operations	Margin

SEGMENTS
Global Technology Services	$23,481	$1,636	$25,117	$1,514	6.0%
Global Business Services	11,926	1,032	12,958	380	2.9%
Systems and Technology Group	14,132	763	14,895	674	4.5%
Software	11,930	1,423	13,353	2,844	21.3%
Global Financing	1,798	1,013	2,811	1,092	38.8%
Personal Computing Division	2,876	33	2,909	(165)	nm
TOTAL REPORTABLE SEGMENTS	66,143	5,899	72,042	6,340	8.8%
Eliminations / Other	565	(5,899)	(5,335)	1,319
TOTAL IBM CONSOLIDATED	$66,707	$0	$66,707	$7,658	11.5%

nm - not meaningful

* The company filed a Form 8-K with the U.S. SEC on June 13, 2006 to reclassify its financial statements and related footnotes to reflect changes to its management system effective as of the first quarter of 2006, including the separation of the Global Services segment into two new reportable segments: Global Technology Services and Global Business Services, as well as the reclassification of Enterprise Investments to other reportable segments.

IBM 3Q 2006 Earnings Presentation October 2006 -1- ATTACHMENT II

Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company’s filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. -2-

FINANCIAL SUMMARY -3- 5% 5% 1534.3 Shares (Diluted) (M) 0.5 pts 0.5 pts 14.0% PTI% 4% 4% @CC 15% flat 9% (0.9 pts) 1.4 pts 5% B/(W) Yr/Yr w/o 2005 Non-recur* 54% 18.0 pts 9% (0.9 pts) 1.4 pts 5% B/(W) Yr/Yr As Rptd 30% Tax Rate% 3Q06 Continuing Operations ($B except EPS) $1.45 EPS 3.2 Pre-Tax Income 27.9% E/R% 42.0% GP% 22.6 Revenue * Non-recurring item: 3Q05 Homeland tax charge Strength in revenue, profit and EPS

REVENUE & GROSS PROFIT MARGIN 4% (54%) (3%) 7% 8% 2% @CC Gross Profit Margin Revenue ($B) 5% (55%) (2%) 9% 9% 3% As Rptd 22.6 0.0 0.6 4.4 5.6 12.0 3Q06 1.4 pts 42.0% IBM (21.2 pts) 8.1% Other B/(W) Yr/Yr Pts 3Q06 (5.8 pts) 48.6% Global Financing 0.4 pts 85.3% Software 0.6 pts 37.7% Hardware 1.7 pts 27.8% Global Services -4- B/(W) Yr/Yr Revenue growth improved in all businesses Margin expansion driven by Services and a more profitable business mix

GEOGRAPHIC REVENUE -5- B/(W) Yr/Yr 4% 5% 22.6 IBM 24% 24% 1.0 OEM 6% 4% 4.5 Asia Pacific 2% 6% 7.3 Europe/ME/A 2% 3% 9.8 Americas As Rptd @CC 3Q06 ($B) Significant improvement in Asia Pacific Emerging country growth of 22%, 19% @CC

EXPENSE SUMMARY (0.9 pts) 27.9% E/R% (8%) 6.3 Total Expense and Other Income (24%) 0.1 Interest Expense 76% (0.2) Other Income and Expense 13% (0.2) IP and Custom Dev. Income (7%) 1.5 RD&E (11%) 5.1 SG&A B/(W) Yr/Yr 3Q06 ($B) -6- Roadmap items: Helps – Interest Income Hurts – Retirement-related, workforce rebalancing

CASH FLOW ANALYSIS - YTD (2.8) 0.0 0.5 (1.0) (1.2) (6.7) 0.0 (0.9) 2.6 0.3 2.4 (3.4) 7.3 2.4 9.7 3Q06 3.1 (2.3) Change in Cash & Marketable Securities 0.0 0.0 Discontinued Operations 0.7 0.4 Other 1.2 0.0 Change in Non-GF Debt (1.2) (0.9) Dividends (7.7) (6.7) Share Repurchase Return to Shareholders 0.9 0.7 Divestitures (1.5) (1.3) Acquisitions 1.3 3.4 Net GF Debt to A/R (0.6) (0.8) GF Debt 1.8 4.2 GF A/R (3.5) (3.1) Capital Expenditures, Net Investing Activities 13.1 5.3 Net Cash from Operations (Cont. Ops.), excl. GF Rec. 1.8 4.2 Less: GF Accounts Receivable 14.9 9.5 Net Cash from Operations (Cont. Ops.) FY05 3Q05 ($B) -7-

BALANCE SHEET 6.9 2% 34.2 69.9 22.0 21.3 0.7 47.9 104.2 29.0 64.2 10.9 Sept 2006 6.7 6.8 Global Fin. Leverage 7% 3% Non-GF Debt/Cap 33.1 30.2 Equity 72.6 70.8 Total Liabilities 22.6 21.4 Total Debt 20.5 20.5 Global Financing Debt 2.1 0.9 Non-GF Debt 50.0 49.4 Other Liabilities 105.7 101.0 Total Assets 29.9 27.6 Global Fin. Assets* 62.2 65.2 Non-GF Assets* 13.7 8.3 Cash & Marketable Securities Dec 2005 Sept 2005 ($B) * Excluding Cash & Marketable Securities -8-

SOFTWARE -9- Revenue $4.4B, +9% Yr/Yr; +7% @CC Broad-based growth Good execution on key transactions Segment pre-tax margin of 26%, up 1 point yr/yr 42% 44% Tivoli (2%) (1%) 25% Other Middleware 0% 2% 10% Other Software/Services 10% 12% 77% Total Middleware 100% 13% 52% % of SW 7% 9% Total Software (8%) (6%) Operating Systems 18% 20% Key Branded Middleware Revenue 1% 7% 10% 28% @CC 2% Rational 8% Lotus 12% Information Management 30% WebSphere Family Yr/Yr

GLOBAL SERVICES -10- Revenue $12.0B, +3% Yr/Yr; +2% @CC Global Business Services (GBS) Global Technology Services (GTS) (0.9 pts) 9.6% PTI Margin 1% 2% @CC 2.6 pts 9.4% PTI Margin 1% 4.0 Revenue (External) 3% 8.1 Revenue (External) Yr/Yr 3Q06 ($B) 1% 4.1 (9%) 6.4 Total (22%) 0.9 (14%) 4.5 Long-Term 11% 3.2 7% 1.9 Short-Term Yr/Yr $B Yr/Yr $B GBS GTS Signings 1% 3% 3% (2%) 5% 6% Yr/Yr 1% Global Business Services (3%) Integrated Tech Services 2% Maintenance 4% Bus. Transformation Outsourcing 4% Strategic Outsourcing 2% Global Technology Services @CC IGS WW Contract Signings Signings Revenue 5.5 4.6 5.4 4.7 5.3 4.8 5.0 5.1 7.2 5.4 9.2 6.3 6.2 6.6 4.6 5.4 0 5 10 15 20 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 ($B) Long-Term Short-Term

SYSTEMS & TECHNOLOGY -11- Revenue $5.5B, +10% Yr/Yr; +8% @CC Difficult compare - (22%) (23%) E&TS Fourth consecutive quarter of strong growth + 29% 29% Microelectronics Point of Sale leadership Maintenance and supplies Disk and Tape strength Blade leadership UNIX leadership Slow ramp to upgrade cycle Double-digit growth in all geographies Share GP% Revenue 17% (9%) 11% 3% 8% (23%) 22% @CC + - 18% Retail Store Sols Yr/Yr - (8%) Printing Systems + - - = + + 12% System Storage = 4% System x Servers + 10% System p - (22%) System i + 25% System z

SUMMARY Software: Demand for SOA and Information on Demand; continued investment to build capabilities Hardware: Led by System z, System p, Storage and Microelectronics Services: Improved performance in short-term businesses and GBS profitability Asia Pacific: Significant improvement Strong Cash and Balance Sheet -12- Solid execution Balanced contribution across the portfolio

SUPPLEMENTAL EXHIBITS -S1- S2. Revenue - Key Industry Sales Units S3. Currency: Year-to-Year Comparison S4. Cash Flow (FAS 95) - YTD S5. Cash Flow (FAS 95) - Quarter S6. Cash Flow Analysis - Quarter S7-S13. Non-GAAP Supplementary Materials S7. Non-Recurring and Unique Items, Constant Currency S8. Divested PC Business S9. Cash Flow, Japan Revenue S10. Pensions S11. Reconciliation to Net Cash from Operations S12. Reconciliation of Estimated Retirement-Related Expense S13. Reconciliation of Revenue Growth in Certain Countries Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding.

REVENUE - KEY INDUSTRY SALES UNITS -S2- @CC 3% 5% 7% (1%) -- (1%) 6% 4% 21.7 All Sectors 7% 4.2 Small / Medium 9% 2.2 Communications -- 2.2 Distribution 1% 2.8 Industrial 1% 3.4 Public 8% 6.2 Financial Svcs Rptd 3Q06 ($B) B/(W) Yr/Yr

CURRENCY: YEAR-TO-YEAR COMPARISON -S3- 116 0.53 0.78 3Q06 1 pts -5% 5% 4% 114 0.55 0.80 2Q06 0 pts 0 pts -6% -2% 0% -4 pts IBM excluding PC 2 pts -3 pts IBM Revenue Impact -2% -12% Yr/Yr 119 117 Yen 6% -8% Yr/Yr 0.54 0.57 Pound 5% -9% Yr/Yr 0.80 0.83 Euro 4Q06 10/16 Spot 1Q06 @ 10/16 Spot QUARTERLY AVERAGES PER US$ Negative Yr/Yr growth signifies a translation hurt

CASH FLOW (FAS 95) - YTD -S4- (4.1) 0.0 0.1 (7.9) 0.8 (6.7) (1.2) (1.0) 0.3 (5.9) (1.7) (0.9) 0.0 (3.4) 9.7 2.4 (3.0) 0.6 3.7 6.0 3Q06 1.0 0.8 Stock-based Compensation Expense (1.8) 0.0 (0.7) (7.6) 0.8 (6.7) (0.9) 0.0 (0.8) (3.0) 0.7 (1.3) 0.7 (3.1) 9.5 4.2 (4.1) 3.9 4.8 3Q05 (0.8) Effect of exchange rate changes on cash 1.2 Non-GF Debt 2.5 Net Change in Cash & Cash Equivalents (Cont. Ops.) 0.0 Discontinued Operations (7.1) Net cash used in financing activities 1.2 Other (7.7) Share Repurchase (1.2) Dividends (0.6) GF Debt (4.4) Net cash used in investing activities (0.3) Other Investing (1.5) Acquisitions 0.9 Divestitures (3.5) Capital Expenditures, Net 14.9 Net Cash provided by operating activities 1.8 GF A/R (1.1) Working Capital / Other 5.2 Depreciation / Amortization 8.0 Net Income from Continuing Operations FY05 ($B)

CASH FLOW (FAS 95) - QUARTER -S5- (0.4) 0.0 0.0 (3.7) 0.3 (1.5) (0.3) (1.8) (0.3) (1.0) 0.1 (0.2) 0.2 (1.0) 4.3 0.4 0.9 0.3 1.2 1.5 3Q05 0.2 Stock-based Compensation Expense 0.0 Effect of exchange rate changes on cash 0.1 Non-GF Debt 1.4 Net Change in Cash & Cash Equivalents (Cont. Ops.) 0.0 Discontinued Operations (1.7) Net cash used in financing activities 0.2 Other (1.6) Share Repurchase (0.5) Dividends 0.1 GF Debt (0.9) Net cash used in investing activities 0.4 Other Investing (0.1) Acquisitions 0.0 Divestitures (1.3) Capital Expenditures, Net 4.0 Net Cash provided by operating activities (0.4) GF A/R 0.8 Working Capital / Other 1.2 Depreciation / Amortization 2.2 Net Income from Continuing Operations 3Q06 ($B)

CASH FLOW ANALYSIS - QUARTER (0.4) 0.0 0.3 (1.8) (0.3) (1.5) 0.2 (0.2) 0.1 (0.3) 0.4 (1.0) 3.9 0.4 4.3 3Q05 0.9 Change in Cash & Marketable Securities 0.0 Discontinued Operations 0.1 Other 0.1 Change in Non-GF Debt (0.5) Dividends (1.6) Share Repurchase Return to Shareholders 0.0 Divestitures (0.1) Acquisitions (0.3) Net GF Debt to A/R 0.1 GF Debt (0.4) GF A/R (1.3) Capital Expenditures, Net Investing Activities 4.4 Net Cash from Operations (Cont. Ops.), excl. GF Rec. (0.4) Less: GF Accounts Receivable 4.0 Net Cash from Operations (Cont. Ops.) 3Q06 ($B) -S6-

NON-GAAP SUPPLEMENTARY MATERIALS In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in both its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Non-Recurring and Unique Items Management presents certain financial results excluding the effects of the following one-time items: (1) a 3Q 2005 charge for taxes in connection with the 2005 repatriation of foreign earnings, (2) the operational performance of the company’s divested Personal Computer (“PC”) business, (3) a 2Q 2005 gain on the sale of the company’s PC business, (4) a 2Q 2005 gain related to a settlement agreement reached with Microsoft, and (5) 2Q 2005 charges related to the company’s restructuring initiatives. Given the unique and/or non-recurring nature of these items, management believes that presenting certain financial information without these items is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance, which may be more useful for investors. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. -S7-

NON-GAAP SUPPLEMENTARY MATERIALS Divested PC Business On April 30, 2005, IBM sold its PC business. IBM’s reported results for the nine month period ended September 30, 2006 do not include operational performance of the PC business, while the reported results of the comparable period in the prior year includes four months of operational performance. Management believes that it is important to investors to understand the financial results of the company adjusted for the impact of its divested PC operations in order to present IBM’s results on a comparable basis year-to-year, which is more representative of the company's operational performance and provides additional insight into, and clarifies the basis for, historical and/or future performance. Accordingly, management has presented certain financial results excluding the effects of the PC business. Consistent with the company's management system, its reportable segments include transactions between segments that are intended to reflect an arm's-length transfer price and include intercompany profit. Management believes that a more appropriate measure of the financial impacts that the divestiture of the PC business has on IBM's consolidated financial results should exclude any revenues associated with internal sales and intercompany profits, which are eliminated in consolidation. Accordingly, the results of the PC business have been adjusted from the reported PC segment. The basis for these adjustments are to give effect to intercompany and certain allocated expenses and the adjusted results are intended to display the impact on the IBM consolidated results on a basis comparable to which the company operates post-PC divestiture which management believes is meaningful and useful to investors. -S8-

NON-GAAP SUPPLEMENTARY MATERIALS Cash Flow Management includes a presentation of cash flows that excludes the effect of Global Financing Receivables from Net Cash from Operations. For a financing business, increasing receivables is the basis for growth.  Receivables are viewed as an investment and an income-producing asset. Therefore, management presents financing receivables as an investing activity, which currently has the effect of lowering cash from operations. Management’s view is that this presentation gives the investor the best perspective of cash available for new investment or for distribution to shareholders. Additionally, management has presented its view of cash flow excluding the effects of funding of its U.S. and U.K. pension plans. Given the unique and significant nature of such pension fundings, management believes that presenting these financial items without such fundings is useful to investors in better understanding the company’s business performance. The company believes the magnitude of these impacts can affect investors’ understanding of the company’s overall business performance. Management further believes that investors’ understanding is enhanced when the year-to-year dynamics is rendered explicit in the discussion of the company’s financial results. Japan Revenue Management refers to revenue growth rates in Japan based on a marketing unit view, which excludes Original Equipment Manufacturer (OEM) sales. Management believes that the marketing unit view is more representative of the operational performance of the company’s country based sales and distribution unit; and this view is consistent with the company’s geographic revenue presentation contained on Slide 5 and with the company’s prior earnings release materials. -S9-

NON-GAAP SUPPLEMENTARY MATERIALS Pensions The complexity and volatility associated with the accounting and financial reporting for pension plans has been a major focus of the company's management and investors. To help investors better understand the estimates, judgments and performance of the plans, in its 2005 Annual Report, the company provided significant disclosures. Management has presented certain historical and forecasted financial results excluding: (1) a one-time pre-tax curtailment charge recorded in 4Q 2005 relating to changes to the company’s U.S. defined benefit pension plans and (2) a 2Q 2005 charge related to the company’s restructuring initiatives. Given the unique and non-recurring nature of these charges, management believes that presenting such financial items without these charges is useful to investors in better understanding the company’s business performance. The company believes the magnitude of these impacts can affect investors’ understanding of the company’s overall business performance. Management further believes that investors’ understanding is enhanced when the year-to-year dynamics associated with pension cost is rendered explicit in the discussion of the company’s financial results. Therefore, while giving appropriate prominence to the GAAP based financial measures in presenting such results, the company believes it is appropriate and useful to investors to include certain Non-GAAP measures. -S10-

1.3 8.3 Net Cash from Operations (Cont. Ops.), excluding GF Receivables and excluding Pension Funding 1.7 (1.0) --- (1.0) Plus: U.S. Pension Funding Plus: U.K. Pension Funding 0.2 9.7 Net Cash from Operations (Cont. Ops.) (1.8) 2.4 Plus: GF Accounts Receivable 2.0 7.3 Net Cash from Operations (Cont. Ops.), excluding GF Receivables Yr/Yr 3Q06 YTD ($B) RECONCILIATION TO NET CASH FROM OPERATIONS NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the discussion regarding Cash Flow in Mark Loughridge’s earnings presentation. See Slide S9 and S10 of this presentation for additional information on the use of these Non-GAAP financial measures. -S11-

RECONCILIATION OF ESTIMATED RETIREMENT-RELATED EXPENSE Act. 2005 2.4 0.3 2.1 0.0 2.4 Retirement-related expense -- 2.4 Est. 2006 Est. B/(W) Yr/Yr ($B) 0.3 Impact of 2Q 2005 restructuring charge and 4Q 2005 curtailment charge (0.3) Retirement-related expense, excluding non-recurring charges -S12- The above serves to reconcile the Non-GAAP financial information contained in the Expense Summary discussion regarding retirement related costs in Mark Loughridge’s earnings presentation. See Slide S10 of this presentation for additional information on the use of these Non-GAAP financial measures. NON-GAAP SUPPLEMENTARY MATERIALS

RECONCILIATION OF REVENUE GROWTH IN CERTAIN COUNTRIES -S13- 0% (5%) Japan Marketing Unit (1%) (6%) Japan Total (Including OEM) 3Q06 B/(W) Yr/Yr 19% 22% Total Emerging Countries (7%) (7%) Russia 37% 30% India 27% 29% China 13% 21% Brazil @CC As Reported NON-GAAP SUPPLEMENTARY MATERIALS The above serves to reconcile the Non-GAAP financial information contained in the Geographic Revenue discussion regarding revenue growth in certain countries in Mark Loughridge’s earnings presentation. See Slides S8 and S9 of this presentation for additional information on the use of these Non-GAAP financial measures.

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